UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2015

WALL STREET MEDIA CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-163439	26-4170100
(Commission	(IRS Employer
File Number)	Identification No.)

40 Wall Street, 28th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(877) 222-0205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control

On January 15, 2015, Wall Street Media Co. (the “Company”), Jerrold D. Burden, and John and Mary Moroney and Nathan G. Fink (collectively, Mr. and Ms. Moroney and Mr. Fink are referred to herein as the “Burden Purchasers”) entered into an affiliate stock purchase agreement (the “Burden SPA”). Pursuant to the Burden SPA, Mr. Burden agreed to sell, and the Burden Purchasers agreed to purchase, 13,816,445 shares of Company common stock (the “Burden Shares”), representing all of Mr. Burden’s interest in the Company (the “Burden Sale”). In consideration for Mr. Burden’s sale of the Burden Shares, the Burden Purchasers agreed to deliver to Mr. Burden an amount equal to an aggregate of $110,976 (the “Burden Purchase Price”) payable as follows: (a) $20,976 in cash at closing, (b) $10,000 in cash prior to closing, and (c) $80,000 in the form of a promissory note, payable in four installments of $20,000 every three months commencing three months after the closing. The Burden Sale closed on January 27, 2015.

Also on January 15, 2015, the Company, Ronald Teblum, and John and Mary Moroney (the “Teblum Purchasers”) entered into an affiliate stock purchase agreement (the “Teblum SPA”). Pursuant to the Teblum SPA, Mr. Teblum agreed to sell, and the Teblum Purchasers agreed to purchase, 6,278,021 shares of Company common stock (the “Teblum Shares”), representing all of Mr. Teblum’s interest in the Company (the “Teblum Sale”). In consideration for Mr. Teblum’s sale of the Teblum Shares, the Teblum Purchasers agreed to deliver to Mr. Teblum an amount equal to an aggregate of $50,224 (the “Teblum Purchase Price”) payable as follows: (a) $10,224 in cash at closing, (b) $40,000 in the form of a promissory note, payable in four installments of $10,000 every three months commencing three months after the closing. The Teblum Sale closed on January 27, 2015.

As a result of the closing of the Burden Sale and the Teblum Sale, Mr. and Ms. Moroney together acquired approximately 60% of the Company’s outstanding common stock, and Mr. Fink acquired approximately 14.9% of the Company’s common stock, and a change in control of the Company was deemed to have occurred.

There is no arrangement or understanding among Mr. Burden, Mr. Teblum, Mr. Moroney, Ms. Moroney and Mr. Fink or their associates with respect to election of Company directors or other matters. The Company is not aware of any arrangements, including any pledge by any person of Company securities, the operation of which may at a subsequent date result in a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WALL STREET MEDIA CO., INC.

Date: January 28, 2015	By:	/s/ Jerrold D. Burden
Jerrold D. Burden
President, Chief Executive Officer and Chief Financial Officer